UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2017

J.Crew Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-175075

Delaware	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

770 Broadway

New York, NY 10003

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Restructuring Support Agreement and Note Purchase Agreement

On June 12, 2017, Chinos Holdings, Inc. (“Parent”), the ultimate parent of J. Crew Group, Inc. (the “Company”), and certain of Parent’s subsidiaries and affiliates (collectively, the “J.Crew Parties”) entered into an agreement (the “Restructuring Support Agreement”) relating to a series of significant liability management transactions with certain holders of outstanding PIK Notes (as defined below) and their affiliates that also hold a portion of term loans under the Term Loan Facility (as defined below) (such holders, the “Ad Hoc Creditors”). A copy of the Restructuring Support Agreement and the related Note Purchase Agreement (defined below) are attached hereto as Exhibits 10.1 and 10.2, respectively.

The Restructuring Support Agreement contemplates the J.Crew Parties conducting a series of interrelated significant liability management transactions involving the PIK Notes and Term Loan Facility.  Pursuant to these transactions the J.Crew Parties, among other things, will seek to:

•

conduct a private exchange offer (the “Exchange Offer”) pursuant to which they will offer to purchase any and all of the outstanding $566.5 million aggregate principal amount of the outstanding 7.75%/8.50% Senior PIK Toggle Notes due 2019 (the “PIK Notes”) issued by Chinos Intermediate Holdings A, Inc., a direct wholly-owned subsidiary of Parent (the “PIK Notes Issuer”) for aggregate consideration consisting of:

o	up to $190 million aggregate liquidation preference of new preference shares issued by Parent (the “New Preferred Stock”),
o	up to approximately 15% of the common stock of Parent (prior to dilution by a proposed management incentive plan) (the “New Common Stock”) and
o

up to $250 million principal amount of notes (the “IPCo Notes”) and the related guarantees (together with the IPCo Notes, the New Preferred Stock and the New Common Stock, the “New Securities”) to be issued and guaranteed by certain of our newly formed Delaware entities that are indirect, wholly-owned subsidiaries of the Company and designated as unrestricted subsidiaries under our Term Loan Facility and the indenture (the “PIK Notes Indenture”) governing the PIK Notes (collectively, the “Unrestricted Subsidiaries”), and such IPCo Notes will be secured by certain U.S. intellectual property assets held by one of our Unrestricted Subsidiaries (the “Transferred IP”), such subsidiary’s interest in an intellectual property license agreement (the “IP License Agreement”), pursuant to which the Company will continue to have exclusive rights to use the Transferred IP and 100% of the equity interests and certain other assets of such Unrestricted Subsidiaries;

•	conduct a simultaneous solicitation of consents (the “Consent Solicitation”) from holders of PIK Notes with respect to certain proposed amendments to the PIK Notes Indenture;
•

amend (such amendment, the “Term Loan Amendment”) our term loan credit facility, as amended and restated on March 5, 2014 (the “Term Loan Facility”) to facilitate the following related transactions (the “Term Loan Transactions”):

o	purchase $150 million principal amount of term loans currently outstanding under the Term Loan Facility;
o

raise additional borrowings under the Term Loan Facility of $30 million (at a 2% discount) to be provided by new or existing lenders, or in lieu thereof, one or more sponsors (or affiliates thereof), the net proceeds of which will be applied to finance the refinancing, redemption or repurchase of the $150 million principal amount of term loans referenced above;

o

conduct a concurrent private placement (the “Concurrent Private Placement”) to certain Ad Hoc Creditors of $97 million principal amount of an additional series of new notes (the “New Private Placement Notes”) to be issued and guaranteed by certain of our Unrestricted Subsidiaries subject to the same terms and conditions as the IPCo Notes for cash at a 3% discount, subject to the terms of the note purchase agreement, dated June 12, 2017, among the Company, certain of its Unrestricted Subsidiaries (as defined below) and the Ad Hoc Creditors (the “Note Purchase Agreement”);

o

transfer to one of our Unrestricted Subsidiaries the remaining undivided 27.96% ownership interest in in the U.S. intellectual property rights that were transferred in December 2016 and amend the license fee thereunder; and

o	direct the agent under the Term Loan Facility to dismiss, with prejudice, certain litigation regarding the Transferred IP.

The Restructuring Support Agreement further provides that, subject to certain terms and conditions, each of the Ad Hoc Creditors has agreed to take certain actions in support of the Term Loan Transactions, including, as applicable, (i) voting in favor of the Term Loan Amendment as lenders under the Term Loan Facility; and (ii) subject to the terms and conditions contained in the Note Purchase Agreement, purchasing the New Private Placement Notes in the Concurrent Private Placement. In addition, the Ad Hoc Creditors hold approximately 67% of the outstanding PIK Notes, and have agreed to tender their PIK Notes in the Exchange Offer, which contains a 95% minimum tender condition, provided that each Ad Hoc Creditor may withhold or tender, in its discretion, 3% of the outstanding PIK Notes (6% total), and provided further that if one Ad Hoc Creditor tenders any withheld PIK Notes in the Exchange Offer, the other Ad Hoc Creditor is required to tender its withheld PIK Notes in the Exchange Offer.

The Restructuring Support Agreement and the Note Purchase Agreement contain certain representations, warranties and other agreements by the J.Crew Parties and the Ad Hoc Creditors.  The parties’ obligations thereunder are subject to various customary conditions set forth therein, including the execution and delivery of an indenture for the IPCo Notes and other definitive documentation for the Exchange Offer and Consent Solicitation.  Accordingly, there can be no assurance if or when the J.Crew Parties will consummate the Exchange Offer and Consent Solicitation, the Term Loan Transactions or the other transactions contemplated thereby.  In connection with the Restructuring Support Agreement and Note Purchase Agreement, the Ad Hoc Creditors will be indemnified on the terms set forth therein, and will also receive customary consideration, such as reimbursement of counsel expenses.

The foregoing descriptions of the Restructuring Support Agreement and the related Note Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Restructuring Support Agreement and the Note Purchase Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company is filing as Exhibit 99.1 certain information derived from the Confidential Offering Memorandum and Consent Solicitation Statement (as it may be supplemented and amended from time to time, the “Offering Memorandum”) that is being disseminated in connection with the Exchange Offer. Such information is hereby incorporated by reference herein.

The information contained under Item 7.01 in this Current Report on Form 8-K (this “Report”), including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

Exchange Offer

On June 12, 2017, the Company issued a press release announcing the Exchange Offer (the “Launch Press Release”).

A copy of the Launch Press Release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The Exchange Offer will only be made, and the New Securities are only being offered and will only be issued, to holders of PIK Notes in the United States who are (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (ii) outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. We refer to the holders of PIK Notes (or persons who are considering becoming holders of PIK Notes) who have certified to us that they are eligible to participate in the Exchange Offer and Consent Solicitation pursuant to at least one of the foregoing conditions as “Eligible Holders.” Only Eligible Holders are authorized to receive or review the Offering Memorandum or to participate in the Exchange Offer. The Exchange Offer will be made only pursuant to the Offering Memorandum.

Eligible Holders of the PIK Notes and investors are urged to read the Offering Memorandum when it becomes available because it will contain important information regarding the Exchange Offer.

The Exchange Offer and the issuance of the New Securities have not been and will not be registered under the Securities Act, or any other securities laws. The New Securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act, and accordingly, are subject to significant restrictions on transfer and resale.

Neither this Report on Form 8-K nor the attached Restructuring Support Agreement or Note Purchase Agreement constitute an offer to purchase or sell any securities or the solicitation of an offer to exchange any PIK Notes or any other security, nor will there be any purchase, sale or exchange of any securities in any state or other jurisdiction in which such offer, solicitation or sale or exchange would be unlawful prior to the registration or qualification of any such securities or offer under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

Certain statements herein and in the exhibits attached hereto, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the J.Crew Parties’ current expectations or beliefs concerning future events, and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the J.Crew Parties’ substantial indebtedness and the announced liability management transactions, the retirement, repurchase or exchange of their indebtedness, their substantial lease obligations, their ability to anticipate and timely respond to changes in trends and consumer preferences, the strength of the global economy, declines in consumer spending or changes in seasonal consumer spending patterns, competitive market conditions, their ability to attract and retain key personnel,  their ability to successfully develop, launch and grow their newer concepts and execute on strategic initiatives, product offerings, sales channels and businesses, their ability to implement their growth strategy, material disruption to their information systems, their ability to implement their real estate strategy, adverse or unseasonable weather, interruptions in their foreign sourcing operations, and other factors which are set forth in the section entitled “Risk Factors” and elsewhere in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in all filings with the SEC made subsequent to the filing of the Form 10-K. Because of the factors described above and the inherent uncertainty of predicting future events, the J.Crew Parties caution you against relying on forward-looking statements. The J.Crew Parties do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10.1	Restructuring Support Agreement, dated June 12, 2017.

10.2	Note Purchase Agreement, dated June 12, 2017.

99.1	Disclosure regarding J.Crew Group, Inc. and its Parent and subsidiaries in connection with the Exchange Offer on June 12, 2017.

99.2	Launch Press Release, dated June 12, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J.CREW GROUP, INC.

Date: June 12, 2017	By:	/s/ MICHAEL J. NICHOLSON
Michael J. Nicholson
President, Chief Operating Officer and Chief Financial Officer

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